Exhibit 99.1

1984 Mobil Corporation

MANAGEMENT RETENTION PLAN

Restated as of September 27, 2007

Article I

Purpose of the Plan

The Mobil Management Retention Plan provides a method whereby principal executive Employees who are meeting superior standards of performance and whose continued employment is considered key to the growth and success of Mobil Corporation and its Affiliated Corporations will be afforded special individual financial incentives to maintain that level of performance and continue employment until normal or agreed early retirement date.

Article II

Definitions

2.1  “Affiliated Corporation” means any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Corporation.

2.2  “Award Supplement” means an augmentation of a Conditional Retention Award or a Retention Award for the period of time specified by the Committee by adding to such award an interest equivalent in an amount or at a rate determined by the Committee from time to time in its discretion.

2.3  “Board of Directors” means the Board of Directors of Mobil Corporation.

2.4  “Committee” means the Compensation Committee of the Board of Directors of Exxon Mobil Corporation or such other committee as may be designated by the Board of Directors to administer the Plan.

2.5  “Conditional Retention Award” means an award made by the Committee under this Plan which is subject to the conditions set forth in Article V hereof.

2.6  “Corporation” means Mobil Corporation, a Delaware corporation, or its successor.

2.7  “Employee” means any person who is a regular full time employee of the Corporation or an Affiliated Corporation, including those who are officers or directors of the Corporation.  In the discretion of the Committee, this term may include persons who at the request of the Corporation accept employment with any company in which the Corporation has a substantial interest.

2.8  “Plan” means this Mobil Management Retention Plan.

2.9  “Retention Award” means an award made by the Committee under this Plan which is no longer subject to the conditions set forth in Article V hereof and which is, therefore, non-forfeitable.

Article III

Administration of the Plan

3.1  Composition of Committee.  This Plan shall be administered by the Committee which shall consist of two or more members of the Board of Directors of Exxon Mobil Corporation.

3.2  Quorum.  A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members in the absence of a meeting, shall be the acts of the Committee.  Any one or more members of the Committee may participate in a meeting by telephone conference call or by other communications equipment device by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at such meeting.

3.3  Powers.  The Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Corporation.  This authority includes, but is not limited to:

(a)  The power to establish the conditions, terms and contingencies of each grant.

(b)  The power to prescribe the form or forms of the instruments evidencing Conditional Retention Awards granted under this Plan.

(c)  The power to direct the Corporation to make the conversions, accruals, and payments provided for by the Plan.

(d)  The power to interpret the Plan.

(e)  The power to provide regulations for the operation, interpretation, management and administration of the Plan.

(f)  The power to delegate to other persons the responsibility to perform ministerial acts in furtherance of the Plan’s purpose, and

(g)  The power to engage the services of persons, corporations, or organizations in furtherance of the Plan’s purpose, including but not limited to, banks, insurance companies, brokerage firms, and consultants.

Article IV

Criteria

4.1  Eligibility.  Conditional Retention Awards may be granted by the Committee in its sole discretion as it deems necessary to retain those principal executive Employees whose continued employment is considered to be essential to the growth and success of the Corporation.  Neither the members of the Committee nor any member of the Board of Directors who is not an Employee shall be eligible to receive a Conditional Retention Award.  Awards may be granted only by the Committee.

4.2  Frequency and Size.  The Committee may in its discretion grant Conditional Retention Awards in such amounts, in accordance with such criteria, at such times, in such form and upon such conditions as it determines and may grant more than one such award to any one individual.

4.3  Relevant Factors.  In selecting individual Employees to whom Conditional Retention Awards shall be granted, as well as in determining the amount of such awards, and the conditions, type, terms and provisions of each grant, the Committee shall weigh such factors as are relevant to accomplish the purposes of the Plan as stated in Article I, including but not limited to:

(a)  the likelihood that alternative attractive financial opportunities will be offered to the Employee;

(b)  the estimated net financial effect on the Corporation and its Affiliated Corporations of premature loss of the Employee’s services; and

(c)  the individual performance of the eligible Employee.

4.4  Suspension.  No Conditional Retention Awards have been granted since 1994, and no further awards are authorized.

Article V

Conditional Retention Awards

5.1  Conditions.  Conditional Retention Awards are provisional and forfeitable until all relevant conditions have been satisfied.  Each Conditional Retention Award when granted shall require as a condition of full conversion to the status of a Retention Award:

(a)  that, except in the event of death during employment or termination of services because of long term disability as defined in the disability plans of the Corporation or an Affiliated Corporation, the Employee continue to be employed by the Corporation or by an Affiliated Corporation until the Employee’s normal retirement date or an early retirement date approved by the Committee, and

(b)  that the Employee’s performance should have been at a level satisfactory to the Corporation over the period that the Conditional Retention Award is outstanding.

5.2  Reduction or Cancellation of Conditional Retention Awards.  Any Conditional Retention Award shall be cancelled and no payment shall be made in respect thereof if the Employee’s services are terminated for reasons other than long term disability or death before attaining normal retirement date or the early retirement date approved by the Committee.  In the event of death during employment or termination of services of the Employee because of long term disability under the Corporation’s disability plans, or upon attainment by the Employee of normal retirement date or an early retirement date approved by the Committee, the Committee will review the Employee’s individual performance since the date on which each Conditional Retention Award was granted.  If the Employee’s performance during this period was satisfactory in that he or she more than met the job requirements over the period that the Conditional Retention Award was outstanding then the full value of the Conditional Retention Award shall be converted into a Retention Award.  If the quality of the Employee’s performance was less than satisfactory, the Committee, at its discretion, may reduce the value of the Conditional Retention Award or may cancel the Conditional Retention Award in which latter event no payment shall be made in respect thereof.

5.3  Form of Conditional Retention Award and Communication.  Conditional Retention Awards may be expressed in United States currency, performance units or a combination thereof as determined by the Committee and may provide for Award Supplements.  The Committee in timely fashion shall communicate in writing to each Employee to whom a Conditional Retention Award is granted under this Plan a description of the award including the applicable terms, conditions and contingencies of its payment.

Article VI

Settlement of Retention Awards

Upon satisfaction of the relevant conditions and conversion of a Conditional Retention Award into a Retention Award, such an award shall be paid in the following manner:

(a)  In the case of an Employee retiring after 2007, the amount of the award shall be converted to a cash equivalent lump sum using the average price of Exxon Mobil Corporation stock over the six completed months prior to the Employee's retirement date and shall be paid to the Employee as soon as practicable in a single lump sum.

(b)  In the case of an Employee retiring before 2008, the award shall be paid in the form of periodic payments determined in the manner specified for notional stock balances under the Supplemental Savings Plan of Mobil Oil Corporation.

In the case of a Specified Employee, as defined in Section 409A of the Internal Revenue Code, payment shall be made, or periodic payments shall commence, as applicable, 6 months after the Employee's retirement date.  In such cases, the principal amount of the Retention Award shall be credited with interest for 6 months at the Citibank prime lending rate.

Article VII

Award Supplements

The Committee may, in its discretion, direct the Corporation to supplement any Conditional Retention Award or Retention Award for a period determined by the Committee from time to time in its discretion beginning not earlier than the date of grant and ending not later than the date of payment of any such award.  Such Award Supplements shall have the provisional character of an underlying Conditional Retention Award or the non-forfeitable character of an underlying Retention Award.

Article VIII

Accounts

For the purpose of accounting for Conditional Retention Awards and Retention Awards deferred as to payment, the Corporation shall maintain bookkeeping accounts for each Employee who has received such an award.  Each account shall be unfunded, shall not be a trust for the benefit of the Employee and shall not give the Employee any rights superior to those of unsecured general creditors of the Corporation.  Such accounts shall be credited with such Award Supplements as are authorized by the Committee.

Article IX

Benefit Plans

Conditional Retention Awards, Retention Awards and Award Supplements may not be used in determining the amount of compensation for any purpose under the benefit plans of the Corporation or an Affiliated Corporation, unless the Board of Directors shall otherwise from time to time expressly provide.

Article X

Amendment, Suspension or Termination of the Plan

10.1  Suspension or Termination.  The Board of Directors may suspend the Plan at any time or may terminate the Plan in its entirety.  No awards shall be granted during any suspension of the Plan or after the Plan has been terminated.  Conditional Retention Awards granted prior to suspension or termination of the Plan may not be cancelled solely because of such suspension or termination, except with the consent of the grantee of the award.

10.2  Amendment.  The Board of Directors may amend the Plan from time to time, except that amendments which affect the qualification for eligibility to become or remain a member of the Committee or which affect the requirements as to eligibility of Employees to participate in the Plan or which affect the prohibition against granting a Conditional Retention Award to a member of the Committee must be approved by the shareholders of the Corporation.

Article XI

Effective Date and Duration of the Plan

The Plan is effective January 1, 1984, subject to the affirmative vote of the holders of a majority of all outstanding shares of stock of the Corporation present in person or by proxy at the Annual Meeting of Stockholders in 1984.  The Plan shall continue until such time as it may be terminated by action of the Board of Directors.